Exhibit 99.1

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to IBT Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IBT BANCORP, INC.

309 MAIN STREET

IRWIN, PA 15642

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	IBTBC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IBT BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

Vote On Proposals	For	Against	Abstain

1.      Proposal to adopt the Agreement and Plan of Merger, dated December 16, 2007, by and between IBT Bancorp, Inc. and S&T Bancorp, Inc., which provides for, among other things, the merger of IBT Bancorp, Inc. with and into S&T Bancorp, Inc.

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2. Proposal to approve an amendment to Section 12 of IBT’s restated articles of incorporation to delete the pricing provision therefrom.	☐	☐	☐

3.      Proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposals to adopt the agreement and plan of merger or the amendment to the restated articles of incorporation.

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The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IBT BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

May 13, 2008

The shareholder(s) hereby appoint(s) the Board of Directors of IBT Bancorp, Inc. or its designee to act as attorneys and proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IBT Bancorp, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 2:00 p.m., local time, on Tuesday, May 13, 2008, at the Irwin Masonic Hall, located at 417 Main Street, Irwin, Pennsylvania, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.